UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2016

WALGREENS BOOTS ALLIANCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36759	47-1758322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Wilmot Road, Deerfield, Illinois		60015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 315-2500

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 5, 2016, Walgreens Boots Alliance, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), dated as of May 5, 2016, with affiliates of Kohlberg Kravis Roberts & Co. L.P. (collectively, the “Selling Stockholders”) and Citigroup Global Markets Inc. (the “Underwriter”) with respect to a registered underwritten public offering (the “Secondary Offering”) of 15,000,000 shares of the Company’s common stock, par value of $0.01 per share (the “Common Stock”), to be sold by the Selling Stockholders. The Selling Stockholders also granted the Underwriter an option for a period of 30 days to purchase up to 1,500,000 additional shares of Common Stock. The shares of Common Stock sold by the Selling Stockholders represent approximately 29% (or approximately 31% if the Underwriter exercises its option to purchase the additional shares in full) of their aggregate shares owned prior to the Secondary Offering. The Secondary Offering of the initial 15,000,000 shares of Common Stock closed on May 11, 2016. Upon closing of the Secondary Offering, the Selling Stockholders beneficially own approximately 3.5% (and will beneficially own approximately 3.3% if the Underwriter exercises its option to purchase the additional shares in full) of the outstanding shares of Common Stock, based on the number of shares outstanding as of March 31, 2016.

The sale of the Common Stock by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-209569) (the “Registration Statement”), including a free writing prospectus dated May 5, 2016 and filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 5, 2016, and a prospectus supplement dated May 5, 2016 (the “Prospectus Supplement”) to the prospectus contained in the Registration Statement dated February 17, 2016 (the “Base Prospectus”), filed by the Company with the Commission on May 9, 2016 pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Common Stock, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Underwriter and its affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. The Underwriter and its affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which they may receive fees and expenses.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

In connection with the offering by the Selling Stockholders of the Common Stock, the Underwriting Agreement is filed herewith in order to be incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 5, 2016, among the Company, the Selling Stockholders and Citigroup Global Markets Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: May 11, 2016	By:	/s/ Marco Pagni
	Name:	Marco Pagni
	Title:	Executive Vice President, Global Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 5, 2016, among the Company, the Selling Stockholders and Citigroup Global Markets Inc.

5